Exhibit 4(c)

Securities Purchase Agreement

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 29, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

WHEREAS, each of the Investor and the Company desires that the Investor will purchase and acquire from the Company, and the Company will issue and sell to the Investor, (i) 117,000,000 shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) at a purchase price of $25.25 per share, and (ii) 6,045,750 shares of a newly created series of preferred stock designated the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company having the terms, rights, obligations and preferences set forth in the Certificate of Designations (the “Preferred Stock CoD”) attached as Exhibit A hereto at a purchase price of $1,000.00 per share;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.  Authorization and Sale of Securities. Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Company shall issue, sell and deliver to the Investor (which it may do through a registered broker-dealer that is an affiliate of the Company), and the Investor shall purchase from the Company (i) 117,000,000 shares of Common Stock at a purchase price of $25.25 per share, and (ii) 6,045,750 shares of Preferred Stock at a purchase price of $1,000.00 per share, in each case free and clear of all liens, encumbrances, equities or claims for an aggregate purchase price of nine billion dollars ($9,000,000,000.00) in cash (the “Purchase Price”) to be paid in full to the Company.

2.  Closing and Delivery of Securities and Funds.

2.1.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Section 3 hereof, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York City, at 8:00 a.m. New York City time, as promptly as practicable (but no more than two (2) Business Days) following the first date on which all conditions set forth in Section 3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing). The date on which the Closing occurs is the “Closing Date.”

2.2.  At the Closing, the Investor shall deliver to the Company:

a.  an amount equal to the Purchase Price, such amount to be delivered in immediately available funds by wire transfer to the account set forth in Schedule 3.3 hereto (or such other account as is designated in writing to the Investor not less than two Business Days prior to the Closing), and

b.  all other documents to be delivered to the Company by the Investor pursuant to Section 3.2 hereof.

2.3.  At the Closing, the Company shall deliver to the Investor:

a.  an aggregate of 117,000,000 shares of Common Stock, registered in the name of the Investor;

b.  an aggregate of 6,045,750 shares of Preferred Stock, registered in the name of the Investor; and

c.  all other documents and certificates to be delivered to the Investor by the Company pursuant to Section 3.1 hereof.

3.  Closing Conditions. The obligation of the parties to complete the transactions contemplated by Section 2 hereof (the “Stock Purchase”) shall be conditioned on the satisfaction or waiver of the following conditions:

3.1.  The obligation of the Investor to complete the Stock Purchase shall be conditioned on the satisfaction or waiver by the Investor of the following conditions:

a.  The Investor shall have received an opinion, dated the Closing Date, from Wachtell, Lipton, Rosen & Katz, and/or another nationally recognized law firm, as counsel to the Company, as to the validity of the Securities being sold in the Stock Purchase, substantially in the form set forth in Schedule 3.1(a) to this Agreement.

b.  The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date), and the Investor shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to that fact.

c.  The Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing, and the Investor shall have received a certificate of a senior officer of the Company, dated as of the Closing Date, certifying to that fact.

d.  On the Closing Date, the Company shall have duly executed and delivered to the Investor an Investor Agreement in substantially the form set forth as Exhibit B hereto (the “Investor Agreement”) and a Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

3.2.  The obligation of the Company to complete the Stock Purchase shall be conditioned on the satisfaction or waiver by the Company of the following conditions:

a.  The representations and warranties of the Investor contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date).

b.  The Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

c.  On the Closing Date, the Investors shall have duly executed and delivered to the Company each of the Registration Rights Agreement and the Investor Agreement.

3.3.  The obligation of the parties to complete the Stock Purchase shall also be conditioned on the satisfaction or waiver by both the Company and the Investor of the following conditions.

a.  The Company shall have duly filed with the Secretary of State of the State of Delaware the Preferred Stock CoD.

b.  The shares of Common Stock issuable at the Closing or upon conversion of the Preferred Stock shall have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

c.  The Board of Directors of the Federal Deposit Insurance Corporation shall have granted a written “cross guarantee waiver” pursuant to Section 5(e)(5) of the U.S. Federal Deposit Insurance Act in form and substance reasonably acceptable to the Company and the Investor.

d.  The Board of Governors of the Federal Reserve System shall have issued a written determination that Investor does not and will not “control” the Company or any of its subsidiaries for purposes of the U.S. Bank Holding Company Act of 1956, as amended, without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment.

e.  The Staff of the Committee on Foreign Investment in the United States shall have issued a “clearance letter” with respect to the transactions contemplated by this Agreement, without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment.

f.  The approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively, “Governmental Entities”) required for the Investor’s acquisition of the Securities (but not for the conversion of the Preferred Stock into Common Stock) (collectively, with those set forth in 3.3(c), (d), and (e), the “Required Approvals”) shall have been obtained or made and shall be in full force and effect and all waiting periods under the Required Approvals shall have expired or been terminated, in each case without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment, and no provision of any applicable law or regulation, judgment, injunction, order or decree shall be in effect that would prohibit the Closing, and no Governmental Entity shall have instituted an investigation or proceeding that could result in such a judgment, injunction, order or decree.

4.  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, that, except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 or its other reports and forms filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after November 30, 2007 (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) (the “SEC Reports”) and before the date of this Agreement, and subject to the disclosure letter (the “Disclosure Letter”) delivered by the Company to the Investor concurrently with the execution of this Agreement:

4.1.  Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as currently conducted, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

4.2.  Capitalization. The authorized capital stock of Company consists of 3,500,000,000 shares of Company Common Stock, and 30,000,000 shares of preferred stock (“Company Preferred Stock”), par value $0.01 per share, of which, as of September 26, 2008, (1) 1,061,212,996 shares of Common Stock were issued and outstanding, (2) 218,635,270 shares of Common Stock were reserved for issuance in respect of outstanding options, warrants, convertible securities and the purchase contracts underlying the PEPS Units issued by the Company in December 2007, and (3) 46,000 shares of Company Preferred Stock are designated as Floating Rate Non-Cumulative Preferred Stock, Series A, 44,000 of which were outstanding (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are represented by 44,000,000 depositary receipts, each representing 1/1,000 of a share of Series A Preferred Stock. As of such date, the Company held 150,488,556 shares of Company Common Stock in its treasury. The Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of Preferred Stock being issued and sold pursuant to this Agreement. The sum of (i) the number of shares of Common Stock that Investor will purchase at the Closing and (ii) the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Preferred Stock that Investor will purchase at the Closing will not exceed 24.99% of the sum of (x) the total number of Shares of Common Stock outstanding upon consummation of the Stock Purchase (including the shares of Common Stock that Investor will purchase at the Closing) and (y) the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Preferred Stock that Investor will purchase at the Closing.

4.3.  Authorization, Enforceability of Transaction Documents. The Company has the power and authority to enter into the Transaction Documents (as defined below) and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company other than the filing of the Preferred Stock CoD with the Secretary of State of the State of Delaware pursuant to Section 6.5, which will be made prior to the Closing.

As of the date of execution of the Transaction Documents, neither the execution, delivery and performance by the Company hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its certificate of incorporation or bylaws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (C) subject to compliance with the statutes and regulations referred to in the next paragraph, any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (B) and (C), for those occurrences that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, and other than the Required Approvals, to the best knowledge of the Company, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is necessary for Investor’s acquisition of the Securities as contemplated by the Transaction Documents, other than such authorizations, consents and approvals as may be necessary in connection with the issuance to Investor of shares of Common Stock upon conversion of the Preferred Stock.

As used herein, the term “Transaction Documents” refers collectively to this Agreement, the Investor Agreement and the Registration Rights Agreement.

4.4.  Company Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission.

The Company and its subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2008, (ii) disclosed in the Company’s Current Reports on Form 8-K filed on August 12, 2008, September 15, 2008, September 16, 2008 and September 22, 2008 or (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5.  No Material Adverse Effect. Since August 31, 2008 and except as described in the SEC Reports, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4.6.  Proceedings. Except as disclosed in the SEC Reports, there are no litigation or similar proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.7.  Compliance with Laws; Permits. The Company and each of its Significant Subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, except where (i) the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) the necessity of compliance, or the failure to comply, therewith is being contested in good faith by appropriate proceedings.

The Company and each of its Significant Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.8.  Authorization of Common Stock, Preferred Stock. The issuance of the shares of Common Stock and Preferred Stock to be issued pursuant to this Agreement, and the issuance of Common Stock upon conversion of the Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and no approval of the Company’s stockholders is required under any law or under the regulations and policies of any securities exchange in connection therewith. Upon the issuance and sale of the shares of Common Stock and Preferred Stock to be issued pursuant to this Agreement, such shares of Common Stock and Preferred Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim.

4.9.  Authorization of the Registration Rights Agreement. As of the Closing Date, the Registration Rights Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or public policy.

4.10.  Authorization of the Investor Agreement. As of the Closing Date, the Investor Agreement will have been duly authorized by the Company, and will be validly executed and delivered by the Company and assuming due authorization, execution and delivery of such agreement by each other party thereto, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.11.  Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by each other party hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

4.12.  Reports. Since November 30, 2006, the Company has timely filed all documents required to be filed with the Commission pursuant to Sections 13(a), 14(a) or 15(d) of the Exchange Act, except where the failure to so file could not reasonably be expected to have a Material Adverse Effect.

The SEC Reports, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

Since November 30, 2006, the Company and each subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with any applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of their respective dates, each of the foregoing reports complied with all applicable rules and regulations promulgated by applicable foreign, federal or state securities or banking authorities, as the case may be, except for any failure that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

The records, systems, controls, data and information of the Company and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries or their accountants (including all means of access thereto and therefrom). The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that, individually or in the aggregate, could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.13.  Taxes. As of the Closing, the Company is not, nor has been, a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

4.14.  Subprime Exposure. As of August 31, 2008, the aggregate total U.S. ABS CDO/Subprime Net Exposure of the Company and its subsidiaries was $0.0 billion. As used in this paragraph, “Net Exposure” means the potential loss to the Company in the event of a 100% default, assuming zero recovery, over a period of time.

4.15.  As used in this Agreement, the term “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has a material adverse effect on (i) the business, assets, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, other than, in each case, any adverse effect resulting from the announcement of the transactions contemplated by this Agreement.

5.  Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to, and covenants with, the Company that:

5.1. (1)  It is (a) a QIB and is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale of Common Stock and Preferred Stock (collectively, including the Common Stock issuable upon conversion of the Preferred Stock, the “Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.

(2)  It understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Securities, and each subsequent holder of shares of Securities by its acceptance thereof will be deemed to agree, that such Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the Registration Rights Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only in accordance with the applicable provisions of the Investor Agreement (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States, and that it will, and each subsequent holder is required to, notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3)  It understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(4)  In addition, for so long as the holder of the relevant Securities is subject to transfer restrictions contained in the Investor Agreement, the Company may require that the Securities bear a legend or other restriction substantially to the following effect: “THIS SECURITY IS SUBJECT TO

RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR AGREEMENT, DATED [ ], AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO.” Such legend shall be removed at the request of any holder thereof that is not subject to the transfer restrictions contained in the Investor Agreement.

(5)  It:

(a) is able to fend for itself in the transactions contemplated hereby;

(b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(6)  It acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities, (b) it has had access to the Company’s public filings with the Securities and Exchange Commission and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(7)  It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities is no longer accurate, it shall promptly notify the Company. If it is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.2.  The Investor acknowledges that the Common Stock is listed on the New York Stock Exchange and the Company is required to file reports containing certain business and financial information with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and that it is able to obtain copies of such reports.

5.3.  The Investor acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with such issue of Securities, in any jurisdiction outside the United States where action for that purpose is required. Each such person outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

5.4.  The Investor has full right, power, authority and capacity to enter into the Transaction Documents and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents.

5.5.  Authorization of the Registration Rights Agreement. As of the Closing Date, the Registration Rights Agreement will have been duly authorized by the Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of, enforceable against the Investor in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or policy.

5.6.  Authorization of the Investor Agreement. As of the Closing Date, the Investor Agreement will have been duly authorized by the Investor, and will be validly executed and delivered by the Investor and assuming due authorization, execution and delivery of such agreement by the Company, will constitute a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

5.7.  Authorization of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Investor, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.

5.8.  No Reliance on Advice. The Investor understands that nothing in this Agreement, the Company’s public filings with the Securities and Exchange Commission or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

5.9.  As of the date hereof, and at all times from the date hereof to the Closing Date, neither the Investor nor any of its Controlled Affiliates, directly or indirectly owns, controls or has the power to vote or, during the period between the date hereof and the Closing Date, will own, control or have the power to vote, any voting securities of the Company or any securities convertible into or exercisable or exchangeable for voting securities of the Company (except for securities held in accounts of third-party customers as to which Investor would disclaim beneficial ownership in any filing made by it under U.S. federal securities laws). The term “Controlled Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified or with the power, directly or indirectly, to direct the management or policies of such Person or to vote 25 percent or more of any class of voting securities of such Person, as interpreted by the Federal Deposit Insurance Corporation for purposes of the Change in Bank Control Act, 12 U.S.C. §1817(j), or 12 C.F.R. Part 303, Subpart E.

6.  Certain Additional Agreements of the Parties.

6.1.  Strategic Alliance. The Company and the Investor shall discuss and negotiate in good faith in order to enter into definitive documentation relating to their establishment of a global strategic alliance having substantially the same scope and addressing substantially the same commercial opportunities described in Schedule 6.1 (the “Strategic Alliance”), it being agreed that the Strategic Alliance shall not become effective until after the Closing. The Company and the Investor will use reasonable efforts to execute such definitive documentation on or prior to June 30, 2009.

6.2.  Regulatory Matters.

(i)  The parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties (including any unions, works councils or other labor organizations) and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, and to otherwise consummate the transactions contemplated by the Transaction Documents as promptly as practicable. Each of the Company and the Investor shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, the information that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

(ii)  Each of the parties shall, upon request, furnish to the other all information concerning itself, its subsidiaries, directors, officers and stockholders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any of them or any of their respective subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(iii)  Each of the parties shall promptly advise the others upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required regulatory approval will not be obtained or that the receipt of any such approval may be materially delayed.

(iv)  Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither this Section 6.1 nor the “reasonable best efforts” standard shall require, or be construed to require, Investor or any of its respective subsidiaries or other affiliates, in order to obtain any permits, consents, approvals or authorizations, or any terminations or waivers of any applicable waiting periods, to propose, negotiate or offer to effect, or consent or commit to, any terms, condition or restrictions that are reasonably likely to materially and adversely impact (i) Investor’s or any of its subsidiaries’ ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, (ii) the Company’s or any of its subsidiaries’ ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, or (iii) Investor’s ability to acquire, hold and dispose of the Securities (or vote the Common Stock) and realize the economic incidents of ownership of such Securities (any such effect described in clause (i), (ii) or (iii), a “Substantial Detriment”).

6.3.  NYSE Listing. The Company shall use its reasonable best efforts to cause the shares of Common Stock to be issued at the Closing or upon conversion of the Preferred Stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing

6.4.  Other Transaction Agreements. Each of the Company and the Investor shall duly execute and deliver at the Closing the Investor Agreement and the Registration Rights Agreement.

6.5.  Preferred Stock Certificate of Designations. Prior to the Closing, the Company shall duly file with the Secretary of State of the State of Delaware the Preferred Stock CoD.

7.  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Common Stock being purchased and the payment therefor.

8.  Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(a)    if to the Company, to:

        Morgan Stanley

        Attention: Chief Financial Officer

        1585 Broadway

        New York, NY 10036

        Fax: +1 212 761-9575

with a copy to:

        Wachtell, Lipton, Rosen & Katz

        Attention: Edward D. Herlihy

                      Steven A. Rosenblum

                      Mark Gordon

        51 West 52nd Street

        New York, New York 10019

        Fax: +1 212 403-2000

(b)    if to the Investor, to:

        Mitsubishi UFJ Financial Group, Inc.

        Attention: Nobuyuki Hirano

        7-1, Marunouchi 2-chome

        Chiyoda-ku, Tokyo 100-8388 Japan

        Fax: +813-3240-2498

with a copy to:

        Sullivan & Cromwell LLP

        125 Broad Street

        New York, NY 10004

        Attention: Stanley F. Farrar and Donald J. Toumey

        Fax: (212) 558-3588

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

9.  Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.  Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

11.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.  Integration. This Agreement and the other Transaction Documents supersede all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Investor, on the other hand, or either of them, with respect to the subject matter hereof.

13.  Applicable Law and Submission to Jurisdiction.

(a) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware.

(b) The Investor irrevocably submits to the nonexclusive jurisdiction of any Delaware State or United States Federal court sitting in the County of New Castle, Delaware over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(b).

14.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.  Information. The Company agrees to cooperate in good faith with any request by the Investor to furnish the Investor with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Investor or any of its subsidiaries to any Governmental Entity in connection with the Stock Purchase.

16.  Publicity. On the date hereof, the Company shall issue a press release substantially in the form of Schedule 16 hereto. No other written public release or written announcement concerning the Stock Purchase contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

17.  Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 90th calendar day following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of any covenant of this Agreement.

18.  Process Agent. The Investor irrevocably appoints MUFG North America, 1251 Avenue of the Americas, New York, NY 10020-1104, to act as its agent for service of process and any other documents in proceedings in the State of New York or any other Proceedings in connection with this Agreement.

19.  Other. The parties acknowledge that the transactions contemplated hereby may give rise to preemptive rights pursuant to the Securities Purchase Agreement, made as of December 19, 2007, between the Company and Best Investment Corporation. Nothing in this Agreement, the other Transaction Documents or the Preferred Stock CoD shall be deemed to prevent the Company from complying with its obligations thereunder.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY		MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ John J. Mack	By:	/s/ Nobuo Kuroyanagi
Name: John J. Mack		Name: Nobuo Kuroyanagi
Title: Chairman and Chief Executive Officer		Title: President & CEO

First Amendment to Securities Purchase Agreement

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 3, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (the “Purchase Agreement”); and

WHEREAS, the Company and the Investor have determined to amend the Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.    Amendments. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

2.1.    The form of the Preferred Stock CoD attached as Exhibit A to the Purchase Agreement is amended and restated in the form set forth as Exhibit AA to this Amendment.

2.2.    The form of the Investor Agreement attached as Exhibit B to the Purchase Agreement is amended and restated in the form set forth as Exhibit BB to this Amendment.

2.3.    Subsection c. of Section 3.3. of the Purchase Agreement is amended and restated as follows: “The General Counsel of the Federal Deposit Insurance Corporation (the “FDIC”) shall have issued a written legal opinion, in form and substance reasonably acceptable to the Company and the Investor, to the effect that the Investor will not be deemed to “control” the Company for purposes of Section 5(e)(5) of the U.S. Federal Deposit Insurance Act, as amended, as result of the transactions contemplated by the Purchase Agreement.”

3.    No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to this Amendment.

4.    Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.    Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.    Severability. In case any provision contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.    Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

8.    Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY		MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ John J. Mack	By:	/s/ Nobuo Kuroyanagi
Name: John J. Mack		Name: Nobuo Kuroyanagi
Title: Chairman and Chief Executive Officer		Title: President & CEO

[Signature Page to Amendment to Securities Purchase Agreement]

Second Amendment to Securities Purchase Agreement

THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 8, 2008, is made by and between Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (as amended by the First Amendment to Securities Purchase Agreement, dated as of October 3, 2008 (the “First Amendment”) between the Company and the Investor, the “Purchase Agreement”); and

WHEREAS, the Company and the Investor have determined to amend the Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.     Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.     Amendment. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, by amending and restating the form of the Investor Agreement attached as Exhibit B to the Purchase Agreement in the form set forth as Exhibit BBB to this Amendment.

3.     No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to the First Amendment and this Amendment.

4.     Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.     Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.     Severability. In case any provision contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.      Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

8.     Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY		MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ T. Colm Kelleher	By:	/s/ Toshihide Mizuno
Name: T. Colm Kelleher		Name: Toshihide Mizuno
Title: Chief Financial Officer and Executive Vice President		Title: Senior Managing Director

[Signature Page to Second Amendment to Securities Purchase Agreement]

Third Amendment to Securities Purchase Agreement

THIS THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of October 13, 2008, is made by and among Morgan Stanley, a Delaware corporation (the “Company”), and Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are parties to that certain Securities Purchase Agreement, dated as of September 29, 2008 (as amended by that certain First Amendment to Securities Purchase Agreement, dated as of October 3, 2008 (the “First Amendment”), and that certain Second Amendment to Securities Purchase Agreement, dated as of October 8, 2008 (the “Second Amendment”), the “Purchase Agreement”); and

WHEREAS, the Company and the Investor have determined to further amend the Purchase Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

1.  Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

2.  Amendments. The Purchase Agreement is hereby amended ab initio, effective as of the date thereof, as follows:

2.1.  The Recital is amended and restated in its entirety as follows: “WHEREAS, (A) this Agreement originally provided that Investor would purchase and acquire from the Company, and that the Company would issue and sell to Investor, shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) and shares of preferred stock having certain specified terms, and contained certain terms and conditions relating generally to the approvals or authorizations of, filings and registrations with, and notifications to, all governmental or regulatory authorities (collectively, “Governmental Entities”) required for the Investor’s acquisition of the Securities, as herein defined (but not for the conversion of preferred stock into Common Stock) (collectively with those set forth in Sections 3.3(c), (d) and (e) of this Agreement as they had been amended prior to the Third Amendment hereto, the “Required Approvals”), and (B) each of the Investor and the Company now desires that the Investor will purchase and acquire from the Company, and the Company will issue and sell to the Investor, (i) 7,839,209 shares of a newly created series of preferred stock designated the Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), of the Company convertible into shares of Common Stock and having the terms, rights, obligations and preferences set forth in the certificate of designations (the “Series B Preferred Stock CoD”) attached as Exhibit A-1 hereto, at a purchase price of $1,000.00 per share, and (ii) 1,160,791 shares of a newly created series of preferred stock designated the 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $.01 per share (the “Series C Preferred Stock” and, collectively with the Series B Preferred Stock, the “Preferred Stock”), of the Company having the terms, rights, obligations and preferences set forth in the certificate of designations (the “Series C Preferred Stock CoD” and, collectively with the Series B Preferred Stock CoD, the “Preferred Stock CoDs”) attached as Exhibit A-2 hereto, at a purchase price of $1,000.00 per share.”

2.2.  Section 1 is amended and restated in its entirety as follows: “Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company (i) 7,839,209 shares of Series B Preferred Stock at a purchase price of $1,000.00 per share, and (ii) 1,160,791 shares of Series C Preferred Stock at a purchase price of $1,000.00 per share, in each case free and clear of all liens, encumbrances, equities or claims for an aggregate purchase price of nine billion dollars ($9,000,000,000.00) in cash (the “Purchase Price”) to be paid in full to the Company.”

2.3.  Section 2.1 is amended and restated in its entirety as follows: “The consummation of the transactions contemplated hereby (the “Closing”) shall take place, subject to the satisfaction or waiver of all conditions to the Closing set forth in Section 3 hereof, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York City, at 8:00 a.m. New York City time, on October 13, 2008. The date on which the Closing occurs is the “Closing Date.” The Company and the Investor acknowledge and agree that, upon execution of the Third Amendment to this Agreement: (i) all conditions to the obligation of the parties to complete the transactions contemplated by Section 2 hereof shall be deemed satisfied or waived, (ii) fully executed copies of the certificates and agreements contemplated to be delivered pursuant to Sections 3.1 and 3.2 hereof have been delivered to the offices of Wachtell, Lipton, Rosen & Katz, and will be released concurrently with the purchase and sale of the Preferred Stock, (iii) the Investor will deliver payment of the Purchase Price as contemplated by Section 2.2(a) hereof, against delivery of the shares of Preferred Stock contemplated by Sections 2.3(a) and (b) hereof, without being subject to any further conditions, immediately following the execution and delivery of the Third Amendment to this Agreement; and (iv) neither the Company nor the Investor shall have any right pursuant to Section 17 or otherwise to terminate this Agreement following execution and delivery of the Third Amendment to this Agreement.”

2.4.  Section 2.2(a) is amended and restated in its entirety as follows: “an amount equal to the Purchase Price, such amount to be paid by delivery of a Demand Draft issued by The Bank of Tokyo-Mitsubishi UFJ, Ltd. payable to Morgan Stanley in the amount of the Purchase Price, and”.

2.5.  Section 2.3(a) is amended and restated in its entirety as follows: “an aggregate of 7,839,209 shares of Series B Preferred Stock, registered in the name of the Investor;”.

2.6.  Section 2.3(b) is amended and restated in its entirety as follows: “an aggregate of 1,160,791 shares of Series C Preferred Stock, registered in the name of the Investor;”.

2.7.  Section 3.1(b) is amended and restated in its entirety as follows: “The representations and warranties of the Company contained in Sections 4.1 through 4.3 of this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date). The representations and warranties of the Company contained in Section 4.11 of this Agreement (in its original form without giving effect to the Third Amendment to this Agreement) shall be true and correct on and as of September 29, 2008. The representations and warranties of the Company contained in Sections 4.8 through 4.11 of this Agreement (as amended by, and giving effect to, the Third Amendment to this Agreement) shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Investor shall have received a certificate of the chief executive officer and chief financial officer of the Company, dated as of the Closing Date, substantially in the form set forth in Schedule 3.1(b) to this Agreement, certifying to the foregoing matters.”

2.8.  Section 3.2(a) is amended and restated in its entirety as follows: “The representations and warranties of the Investor contained in this Agreement (other than Section 5.7) shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date), and the representations and warranties of the Investor contained in Section 5.7 of this Agreement shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date.”

2.9.  The term “Preferred Stock CoD” is deleted and replaced by the term “Preferred Stock CoDs” in Section 3.3(a), the first paragraph of Section 4.3, Section 6.5 and the second sentence of Section 19.

2.10.   Sections 3.3(b), 3.3(c), 3.3(d), 3.3(e) and 3.3(f) are deleted.

2.11.  The term “Preferred Stock” is deleted and replaced by the term “Series B Preferred Stock” in the third paragraph of Section 4.3.

2.12.  The last sentence of Section 4.2 is deleted.

2.13.  The last paragraph of Section 4.3 is amended and restated in its entirety as follows: “As used herein, the term “Transaction Documents” refers collectively to this Agreement as it may be amended from time to time following the date hereof, the Investor Agreement and the Registration Rights Agreement.”

2.14.  The term “Common Stock,” is deleted from the heading to Section 4.8, and such Section 4.8 is amended and restated in its entirety as follows: “The issuance of the shares of Preferred Stock to be issued pursuant to this Agreement, and the issuance of Common Stock upon conversion of the Series B Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company. Upon the issuance and sale of the shares of Preferred Stock to be issued pursuant to this Agreement, and upon issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, such shares of Common Stock and Preferred Stock will (A) be duly authorized by all necessary corporate action on the part of the Company, (B) be validly issued, fully paid and nonassessable, (C) not have been issued in violation of any preemptive or other similar right, and (D) if such shares are treasury shares, be free of any adverse claim. The total number of shares of Common Stock Investor will receive upon conversion of all shares of the Series B Preferred Stock that Investor will purchase at the Closing will not exceed 24.99% of the sum of (x) the total number of Shares of Common Stock outstanding upon consummation of the Stock Purchase and (y) the total number of shares of Common Stock Investor will receive upon conversion of all shares of the Series B Preferred Stock that Investor will purchase at the Closing.”

2.15.  Sections 4.11 and 5.7 are amended by inserting the phrase “and each amendment hereto” following the phrase “This Agreement”.

2.16.  Section 5.1(1) is amended and restated in its entirety as follows: “It is (a) a QIB and is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (b) aware that the sale of Preferred Stock (the Preferred Stock and the Common Stock issuable upon conversion of the Series B Preferred Stock, collectively, the “Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (c) acquiring the Securities for its own account or for the account of a QIB.”

2.17.  Section 6.3 is amended and restated in its entirety as follows: “The Company shall use its best efforts to cause the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock to be approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject to official notice of issuance, as soon as practicable. In furtherance thereof, the Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Common Stock (the “Stockholders Meeting”) on or prior to February 17, 2009, to consider and vote upon the approval of the issuance and delivery of shares of Common Stock upon conversion of the Series B Preferred Stock, and shall not postpone or adjourn such meeting except to the extent required by law and except as reasonably necessary to solicit additional proxies in favor of such approval. The board of directors of the Company shall recommend such approval and shall take all lawful action to solicit such approval. The Company shall prepare and file with the Securities and Exchange Commission a proxy statement relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s obligations pursuant to this Section 6.3 shall terminate automatically upon the Company’s receipt of a written waiver duly granted by the NYSE and in a form and substance reasonably satisfactory to Investor and the Company, with respect to the nonapplicability of the NYSE’s shareholder approval policy to the issuance of Common Stock upon conversion of Series B Preferred Stock (it being understood that the Company shall have no obligation to seek such a waiver).”

2.18.  The form of the Preferred Stock CoD attached as Exhibit A to the Purchase Agreement is deleted and replaced by the form of Series B Preferred Stock CoD set forth as Exhibit A-1 to this Amendment and the form of Series C Preferred Stock CoD set forth as Exhibit A-2 to this Amendment.

2.19.  The form of the Investor Agreement attached as Exhibit B to the Purchase Agreement is amended and restated in the form set forth as Exhibit B-A to this Amendment.

2.20.  The form of Officer’s Certificate attached as Schedule 3.1(b) to the Purchase Agreement is amended and restated in the form set forth as Schedule 3.1(b) -A to this Amendment.

3.  No Other Amendments. Except as expressly set forth herein, the Purchase Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Purchase Agreement (or a consent to any such waiver, amendment, modification or other change). All references in the Purchase Agreement to the Purchase Agreement shall be deemed to be references to the Purchase Agreement after giving effect to the First Amendment, the Second Amendment and this Amendment.

4.  Changes. This Amendment may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.  Headings. The headings of the various sections of this Amendment have been inserted for convenience or reference only and shall not be deemed to be part of this Amendment.

6.  Applicable Law and Submission to Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware. The provisions of Sections 13(b) and 18 of the Purchase Agreement shall apply to this Amendment as if each such provision were set forth herein in their entirety.

7.  Counterparts. This Amendment may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

MORGAN STANLEY		MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:	/s/ Walid A. Chammah	By:	/s/ Toshihide Mizuno
Name: Walid A. Chammah		Name: Toshihide Mizuno
Title: Co-President		Title: Senior Managing Director

[Signature Page to Amendment to Securities Purchase Agreement]

AMENDED

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS

OF THE

10% SERIES B NON-CUMULATIVE NON-VOTING PERPETUAL

CONVERTIBLE PREFERRED STOCK

($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

A.    That, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on September 28, 2008, and by a Certificate of Designations filed in the office of the Secretary of State of the State of Delaware on October 10, 2008, the Corporation authorized the issuance of 6,045,750 shares of 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series B”), of the Corporation and established the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series B;

B.    That no shares of Series B have been issued;

C.    That, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on October 12, 2008, the Corporation adopted the following resolution amending the Certificate of Designations of the Series B and increasing the number of shares designated as Series B:

“RESOLVED, that, pursuant to Section 151(g) of the Delaware General Corporation Law, the Certificate of Designations of Rights and Preferences of the 10% Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock of the Corporation be and hereby is amended to read in its entirety as follows, and the number of shares designated as Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock of the Corporation be increased from 6,045,750 to 7,839,209:”

1.    Designation. The distinctive serial designation of such series of preferred stock is “Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock.” Each share of Series B shall be identical in all respects to every other share of Series B, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2.    Number of Shares. The authorized number of shares of Series B shall be 7,839,209. Shares of Series B that are purchased or otherwise acquired by the Corporation, or converted into Common Stock or another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series B by any Subsidiary of the Corporation.

3.    Dividends.

(a)    Rate. Holders of shares of Series B shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%; provided, that, if Stockholder Approval has not been received by February 17, 2009, if such Stockholder Approval is then required for the conversion of all of the Series B without a Violation, the per annum rate shall be increased to 13% per annum on and including February 17, 2009 and shall remain in effect until the date upon which Stockholder Approval is received or no longer required. Declared dividends on the Series B shall be payable from and including the date of initial issuance (in the case of the initial Dividend Period) or the immediately preceding Dividend Payment Date (in the case of Dividend Periods other than the initial Dividend Period), and shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009 (each such date a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series B shall not be cumulative; Holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Corporation will have no obligation to pay a dividend for that Dividend Period on that Dividend Payment Date or at any future time, whether or not dividends on the Series B are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series B on any Dividend Payment Date will be payable to holders of record of Series B as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

The term “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of initial issuance of the Series B and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series B shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)    Priority of Dividends. The Series B will rank (i) senior to the Common Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series B, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series B (issued with the requisite consent of the Holders of the Series B, if required) and (iii) at least equally with each other class or series of Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. So long as any share of Series B remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series B has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series B and any shares of Parity Stock, all dividends declared on the Series B and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series B, from time to time out of any funds legally available for such payment, and the Series B shall not be entitled to participate in any such dividends.

4.    Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of Series B shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series B in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series B as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b)    Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series B and all holders of any stock of the Corporation ranking equally with the Series B as to such distribution, the amounts paid to the Holders of Series B and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series B and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series B and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series B will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c)    Residual Distributions. If the Liquidation Preference on the Series B and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5.    Voting Rights.

(a)    General. The Holders of Series B shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b)    Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series B, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series B or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series B and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series B and any other class or series of Voting Preferred Stock, the holders of the Series B and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a

Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series B as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A”), and the Corporation’s 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock (the “Series C”), in each case, if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series B and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c)    Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series B and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series B with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii)    Amendment of Series B. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B, taken as a whole; or

(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series B remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B, taken as a whole;

provided, however, that for all purposes of this Section 5(c), neither the issuance of any Series B in accordance with the terms of the Securities Purchase Agreement (as defined below) as in effect on the date hereof nor the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series B with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will be deemed to adversely affect the rights, preferences, privileges or voting powers of, and neither will require the affirmative vote or consent of, the holders of outstanding shares of Series B. In addition, any conversion of the Series B pursuant hereto shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series B. For purposes of clarification, no Holder of Series B shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause (iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series B for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d)    Changes for Clarification. Without the consent of the holders of the Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:

(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)    to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this Certificate of Designations.

(e)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series B is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(f)    Authorization of Certain Parity Stock. Until October 13, 2013, if the Initial Holder or an Affiliate thereof beneficially owns shares of Series B representing at least 15% of the shares of Series B initially issued to the Initial Holder, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the consent of the Initial Holder shall be necessary for effecting or validating any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking pari passu with the Series B with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation if such class or series of stock:

(i)    is issued for consideration with a fair market value that is less than the liquidation preference thereof;

(ii)    has a dividend rate that is (x) higher than the dividend rate applicable to the Series B and (y) substantially higher than the dividend rate that would then be carried by a substantially equivalent publicly traded security then issued by a similar issuer with a long-term unsecured debt credit rating substantially equivalent to that of the Corporation; or

(iii)    is convertible or exchangeable into Common Stock at a per share conversion or exchange price that is less than the closing price of the Common Stock on the day prior to the date of issuance thereof or the date that a binding agreement for the purchase and sale of such shares is entered into, if different from the date of issuance;

provided, however, that this paragraph (f) shall not apply (and no vote or consent of the Initial Holder or any other Holder of any Series B shall be required) in connection with any of the following: (A) any authorization, creation or issuance of any preferred stock in connection with any merger, business combination or share exchange involving an unaffiliated third party for the purpose of replacing or substituting the outstanding series or class of preferred stock of such third party; (B) any broadly distributed underwritten offering of securities registered under the Securities Act of 1933, as amended; or (C) any broadly distributed placement of securities in a transaction exempt from registration under Rule 144A promulgated under the Securities Act of 1933.

6.    Redemption. The shares of Series B shall not be redeemable.

7.    Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a)    prior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of shares of the Series B;

(b)    on a parity with shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series B, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series B (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c)    junior to shares of the Series B, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series B shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series B shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A, the Series C and any Parity Preferred Stock issued hereafter.

8.    Additional Definitions. As used herein with respect to Series B:

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

(a)    the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b)    if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

(c)    if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(d)    if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking not affiliated with the Corporation retained by the Corporation for this purpose.

For the purposes of this Certificate of Designations, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Conversion Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as conversion agent for the Series B, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” means each of a Mandatory Conversion Date and a Non-Mandatory Conversion Date.

“Conversion Price” at any time means for each share of Series B the price equal to $1,000 divided by the Conversion Rate in effect at such time (initially $25.25).

“Conversion Rate” means initially 39.604 shares of Common Stock per share of Series B, subject to adjustment in accordance with the provisions of this Certificate of Designations.

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the Common Stock trades, regular way, on the relevant exchange, or in the relevant market from which the Closing Price was obtained, without the right to receive such dividend or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

“Full Mandatory Conversion Date” means the 3rd Trading Day immediately following the later of (i) the first date after the second anniversary of the Issue Date as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such second anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price and (ii) the date Stockholder Approval shall have been received or is no longer required to permit conversion of all shares of Series B.

“Fundamental Change” means the occurrence, prior to the Full Mandatory Conversion Date, of one of the following:

(i)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock;

(ii)    consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction; or

(iii)    shares of the Common Stock or shares of any other stock into which the Series B is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a delisting (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) and (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Fundamental Change with respect to clauses (i) or (ii) above will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Holder” means the Person in whose name the shares of Series B are registered, which may be treated by the Corporation, Transfer Agent, Registrar, dividend disbursing agent and Conversion Agent as the absolute owner of the shares of Series B for the purpose of disbursing dividends and settling conversions and for all other purposes.

“Initial Holder” means Mitsubishi UFJ Financial Group, Inc.

“Issue Date” means October 13, 2008.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series B as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Make-Whole Acquisition” means the occurrence, prior to the Full Mandatory Conversion Date, of one of the following:

(i)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the outstanding Common Stock; or

(ii)    consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive distributions of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person or the ultimate parent entity thereof immediately after the transaction;

provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition; and provided, further, that with respect to any shares of Series B that are beneficially owned by the Initial Holder or its affiliates, a Make-Whole Acquisition will not be deemed to have occurred if the Initial Holder or any of its affiliates is part of the person or group referred to in clause (i) above or is a counterparty to the Corporation in any of the transactions referred to in clause (ii) above.

“Make-Whole Acquisition Stock Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common Stock. If such consideration consists of any property other than cash, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Mandatory Conversion Date” means a Partial Mandatory Conversion Date or a Full Mandatory Conversion Date.

“Non-Mandatory Conversion Date” means an Early Conversion Date, a Make-Whole Acquisition Conversion Date or a Fundamental Change Conversion Date.

“Open of Business” means 9:00 a.m., New York City time.

“Ownership Limit” means a number of shares of Common Stock equal to 0.149 times the sum, without duplication, of (1) the total number of outstanding shares of Common Stock on such date of measurement and (2) the total number of shares of Common Stock to be converted on the Partial Mandatory Conversion Date.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series B in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Partial Mandatory Conversion Date” means the 3rd Trading Day immediately following the later of (i) the first date after the first anniversary of the Issue Date as of which, for 20 Trading Days within any period of 30 consecutive Trading Days beginning after such first anniversary and preceding such date, the Closing Price of the Common Stock has exceeded 150% of the then applicable Conversion Price and (ii) the date Stockholder Approval shall have been received or is no longer required to permit conversion of all shares of Series B.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B.

“Reference Price” means the price per share of Common Stock in connection with a Fundamental Change. If the holders of shares of Common Stock receive only cash in connection with the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of Common Stock on each of the 10 Trading Days up to, but not including, the effective date of the Fundamental Change.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series B, and its successors and assigns or any other registrar appointed by the Corporation.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of December 19, 2007, between the Corporation and the Investor listed on the signature page thereto.

“Stockholder Approval” means approval of stockholders of the Corporation necessary to approve the conversion of all of the Series B into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual or the time at which such provisions shall for any reason become inapplicable or not required so as to permit the conversion of all shares of Series B.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the Common Stock (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series B, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

“Violation” means a violation of the stockholder approval requirements of Section 312.03 of the NYSE Listed Company Manual to the extent then applicable.

9.    Early Conversion at the Option of the Holder. Other than during a Make-Whole Acquisition Conversion Period, any Holder shall have the right to convert such Holder’s shares of Series B, in whole or in part (but in no event less than one share of Series B), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the then applicable Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 10(b); provided that, prior to the receipt of Stockholder Approval, Early Conversion shall be limited to conversion into such number of shares of Common Stock the conversion into which would not result in a Violation. The date of such Early Conversion is referred to herein as the “Early Conversion Date.”

10.    Conversion.

(a)    Mandatory Conversion on Mandatory Conversion Date.

(i)    On the Partial Mandatory Conversion Date, one half of the outstanding shares of Series B held by each Holder thereof will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate; provided that to the extent such conversion would result in the number of shares of Common Stock beneficially owned by the Initial Holder and its affiliates exceeding the Ownership Limit (such shares of Common Stock that would exceed the Ownership Limit, the “Excess Shares”) the number of shares of Series B of the Initial Holder so converted on the Partial Mandatory Conversion Date shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial Holder and its affiliates equal the Ownership Limit; and provided further, that to the extent that there are Excess Shares and shares of Common Stock are issued upon settlement of the equity units sold pursuant to the Securities Purchase Agreement after the Partial Mandatory Conversion Date and prior to the Full Mandatory Conversion Date, outstanding shares of Series B held by the Initial Holder will mandatorily convert into shares of Common Stock (but not greater than the number of Excess Shares) at the then applicable Conversion Rate provided that the number of shares of Series B of the Initial Holder so converted shall be limited to the number of shares of Series B such that after giving effect to such conversion, the shares of Common Stock beneficially owned by the Initial Holder and its affiliates do not exceed the Ownership Limit. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record Holder(s) of such shares of Common Stock as of the Close of Business on the Partial Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Partial Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(ii)    On the Full Mandatory Conversion Date, all of the outstanding shares of Series B will mandatorily convert into shares of Common Stock at the then applicable Conversion Rate. No action shall be required by the Holder thereof. The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of Series B will be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the Full Mandatory Conversion Date. Except as provided under Section 11(a)(xv), prior to the Close of Business on the Full Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Series B will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Series B.

(iii)    In addition to the number of shares of Common Stock issuable pursuant to this Section 10(a), if applicable, the Holders on a Mandatory Conversion Date shall have the right to receive an amount equal to any declared and unpaid dividends on the Series B for the most recent Dividend Period ending on a Mandatory Conversion Date to the extent such Holders were the Holders of record as of the Dividend Record Date for such dividend.

(b)    Conversion Procedures for a Non-Mandatory Conversion Date. To effect conversion on a Non-Mandatory Conversion Date, a Holder who:

(i)    holds a beneficial interest in a global certificate representing the Series B must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)    holds shares of Series B in certificated form must:

(A)    complete and manually sign the conversion notice on the back of the Series B certificate or a facsimile of the conversion notice;

(B)    deliver the completed conversion notice and the certificated shares of Series B to be converted to the Conversion Agent;

(C)    if required, furnish appropriate endorsements and transfer documents;

(D)    if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 10(e); and

(E)    if required, pay all transfer or similar taxes or duties, if any.

The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable, which shall be the applicable Non-Mandatory Conversion Date. A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder(s) of such shares of Common Stock as of the Close of Business on the applicable Non-Mandatory Conversion Date. No allowance or adjustment, except as set forth in Section 11(a), shall be made in respect of dividends payable to Holders of Common Stock of record as of any date prior to such applicable Non-Mandatory Conversion Date. Prior to such applicable Non-Mandatory Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series B shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series B.

In the event that a conversion is effected with respect to shares of Series B representing fewer than all the shares of Series B held by a Holder, upon such conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B as to which conversion was not effected.

The Corporation shall deliver the shares of Common Stock to which the Holder converting pursuant to Section 9(a) is entitled on or prior to the third Trading Day immediately following the applicable Non-Mandatory Conversion Date.

(c)    Conversion Upon Make-Whole Acquisition.

(i)    In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series B (a “Make-Whole Acquisition Conversion”) at the then applicable Conversion Rate during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock in the form of Make-Whole Shares as set forth in this Section 10(c); provided that, prior to the receipt of Stockholder Approval, notwithstanding anything herein to the contrary, any conversion in connection with a Make-Whole Acquisition shall be limited to conversion into such number of shares of Common Stock so that such conversion would not result in a Violation. The date of such Make-Whole Acquisition Conversion is referred to herein as the “Make-Whole Acquisition Conversion Date.”

(ii)    The number of “Make-Whole Shares” shall be determined for the Series B by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Effective Date	$21.375	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$40.00
October 13, 2008	10.7854	9.8381	8.1076	6.7711	5.7228	4.8863	4.2143	3.2166
October 13, 2009	9.7691	8.7338	6.8121	5.2906	4.0621	3.0530	2.2300	1.3069
October 13, 2010 and thereafter	9.3474	8.2446	6.1634	4.4726	3.0670	1.8785	0.8903	0.0000

Effective Date	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
October 13, 2008	2.5277	2.0384	1.6809	1.4108	1.0417	0.8038	0.6426	0.5256
October 13, 2009	0.9877	0.7694	0.6160	0.5044	0.3599	0.2723	0.2160	0.1763
October 13, 2010 and thereafter	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(A)    The exact Make-Whole Acquisition Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(1)    if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(2)    if the Make-Whole Acquisition Stock Price is in excess of $100.00 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series B; and

(3)    if the Make-Whole Acquisition Stock Price is less than $21.375 per share (subject to adjustment pursuant hereto), no Make-Whole Shares will be issued upon conversion of the Series B.

(B)    The Make-Whole Acquisition Stock Prices set forth in the table above (and the corresponding prices set forth in clauses (2) and (3) above) are subject to adjustment pursuant hereto and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above) shall equal the Make-Whole Acquisition Stock Prices (and corresponding prices set forth in clauses (2) and (3) above), respectively, applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Price adjustments and the denominator of which is the Conversion Rate as so adjusted. The number of Make-Whole Shares in the table above shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 11.

(iii)    On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition (or, if later, within two Business Days after the Corporation becomes aware of a Make-Whole Acquisition described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)    the date on which the Make-Whole Acquisition is anticipated to be effected;

(B)    the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition conversion option must be exercised;

(C)    the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D)    the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(iv)    To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than the Close of Business on the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under Section 10(c)(iii), comply with the procedures set forth in Section 10(b).

(v)    If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 10(c), the shares of Series B or successor securities held by it shall remain outstanding but shall not be eligible to receive Make-Whole Shares.

(vi)    Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(vii)    In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such Make-Whole Acquisition Conversion, the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(viii)    If a Holder elects to convert its shares of Series B in connection with a Make-Whole Acquisition, such Holder shall not be entitled to an adjusted conversion price pursuant to Section 10(g) to the extent such Make-Whole Acquisition also constitutes a Fundamental Change.

(d)    Registration of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series B should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(e)    Dividends. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is prior to the Close of Business on the Dividend Record Date relating to any declared dividend for the Dividend Period in which such Holder is electing to convert, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Non-Mandatory Conversion Date on which a Holder elects to convert Series B is after the Close of Business on the Dividend Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record at the Close of Business on the Dividend Record Date for that dividend. Notwithstanding the preceding sentence, if the Non-Mandatory Conversion Date is after the Close of Business on the Dividend Record Date and prior to the Open of Business on the Dividend Payment Date, whether or not such Holder was the Holder of record at the Close of Business on the Dividend Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series B an amount in cash equal to the dividend payable on the Dividend Payment Date for the then-current Dividend Period on the shares of Series B being converted.

(f)    Outstanding Shares of Series B. Shares of Series B shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Series B.

(g)    Conversion Upon Fundamental Change.

(i)    If the Reference Price in connection with a Fundamental Change is less than the then applicable Conversion Price, a Holder may convert each share of Series B during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $12.6250, subject to adjustment as described herein (the “Base Price”), provided that, notwithstanding anything herein to the contrary, prior to the receipt of Stockholder Approval, any conversion in connection with a Fundamental Change shall be limited to conversion into such number of shares of Common Stock so that such conversion would not result in a Violation. The date of such conversion upon a Fundamental Change is referred to herein as the “Fundamental Change Conversion Date.”

(ii)    The Base Price shall be adjusted as of any date the Conversion Rate of the Series B is adjusted pursuant hereto. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted. If the Reference Price is less than the Base Price, Holders shall receive a maximum of 79.2079 shares of Common Stock per share of Series B (subject to adjustment in a manner inverse to the adjustments to the Base Price).

(iii)    On or before the 20th day prior to the date on which the Corporation anticipates consummating the Fundamental Change (or, if later, within two Business Days after the Corporation becomes aware of a Fundamental Change described in clause (i) of the definition of such term), a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)    the date on which the Fundamental Change is anticipated to be effected; and

(B)    the date, which shall be 30 days after the effective date of a Fundamental Change, by which the Fundamental Change conversion option must be exercised.

(iv)    On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)    the date that shall be 30 days after the effective date of the Fundamental Change;

(B)    the adjusted conversion price following the Fundamental Change;

(C)    the amount of cash, securities and other consideration payable per share of Common Stock or Series B, respectively; and

(D)    the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(v)    To exercise its conversion option upon a Fundamental Change, a Holder must, no later than the Close of Business on the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under Section 10(g)(iv), comply with the procedures set forth in Section 10(b).

(vi)    If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 10(g), the shares of Series B or successor securities held by it will remain outstanding but shall not thereafter be entitled to convert in accordance with Section 10(g).

(vii)    Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 10(b), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(viii)    In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series B or successor securities representing fewer than all the shares of Series B or successor securities held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series B or such successor securities held by the Holder as to which a conversion upon a Fundamental Change was not effected.

(ix)    If a Holder elects to convert its shares of Series B in connection with a Fundamental Change, such Holder shall not be entitled to Make-Whole Shares pursuant to Section 10(c) to the extent such Fundamental Change also constitutes a Make-Whole Acquisition.

(h)    A Holder cannot effect both a Make-Whole Acquisition Conversion and a Fundamental Change Conversion with respect to a share of Series B.

(i)    Notwithstanding anything to the contrary in this Certificate of Designations, a Holder of shares of Series B shall not, for a period of 35 calendar days after any Conversion Date, sell any shares of Common Stock or other equity securities it receives upon conversion of the shares it converted on such Conversion Date.

11.    Anti-Dilution Adjustments.

(a)    The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i)    If the Corporation, at any time or from time to time while any of the Series B is outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0	X	OS’
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or combination, as applicable;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the Close of Business on the effective date of such share split or share combination, as applicable.

The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii)    Except as otherwise provided for by Section 11(a)(iv) below, if the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0	X	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than Cash, to be determined in good faith by the Corporation’s Board of Directors.

(iii)    If the Corporation, at any time or from time to time while any of the Series B is outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than Common Stock as covered by Section 11(a)(i) above), evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s Capital Stock or other securities, but excluding (i) dividends or distributions as to which an adjustment under Section 11(a)(i), Section 11(a)(ii) or Section 11(a)(iv) hereof shall apply, (ii) dividends or distributions paid exclusively in Cash and (iii) Spin-Offs to which the provision set forth below in this Section 11(a)(iii) shall apply (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire the Corporation’s Common Stock or other securities, hereinafter in this Section 11(a)(iii) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0	X	SP0
SP0 - FMV

Where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average of the Closing Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Corporation’s Board of Directors) of the portion of Distributed Property with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Notwithstanding the foregoing, if the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Distributed Property is distributed to holders of Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date fixed for determination for stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11(a)(iii) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock for purposes of calculating SP0 in the formula in this Section 11(a)(iii).

With respect to an adjustment pursuant to this Section 11(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR0	X	FMV + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the new Conversion Rate in effect from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV	=	the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off (it being agreed that notwithstanding Section 9(a), the Holder of the Series B shall not be entitled to convert the Series B pursuant to an Early Conversion prior to such 10th Trading Day).

For purposes of this Section 11(a)(iii), Section 11(a)(i) and Section 11(a)(ii) hereof, any dividend or distribution to which this Section 11(a)(iii) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11(a)(i) or 11(a)(ii) hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any Conversion Rate adjustment required by this Section 11 (a)(iii) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11(a)(i) or 11(a)(ii) hereof applies (and any further Conversion Rate adjustment required by Section 11(a)(i) and 11(a)(ii) hereof with respect to such dividend or distribution shall then be made), except (A) the Close of Business on the Record Date of such dividend or distribution shall be substituted for “the Close of Business on the Record Date,” “the Close of Business on the Record Date or the Close of Business on the effective date,” “after the Close of Business on the Record Date for such dividend or distribution or the Close of Business on the effective date of such share split or share combination” and “the Close of Business on the Record Date for such distribution” within the meaning of Section 11(a)(i) and Section 11(a)(ii) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date or the Close of Business on the effective date” within the meaning of Section 11(a)(i) hereof.

(iv)    If the Corporation, at any time or from time to time while any of the Series B is outstanding, distributes rights or warrants to all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 11(a)(iii) above, (and no adjustment to the Conversion Rate under Section 11(a)(iii) above will be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 11(a)(iii) above. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11(a)(iv) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights or warrants had not been issued.

(v)    (1) If the Corporation, at any time or from time to time while any of the Series B is outstanding, makes a regular, quarterly Cash dividend or distribution to all or substantially all holders of Common Stock during any quarterly fiscal period that exceeds $0.27 (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	X	SP0
SP0-C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock in excess of the Initial Dividend Threshold.

The Initial Dividend Threshold shall be adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate pursuant to clauses (1) or (2) of this Section 11(a)(v).

(2)    If the Corporation pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	X	SP0
SP0-C

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0	=	the average Closing Price of the Common Stock over the ten consecutive Trading Days ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in Cash per share the Corporation distributes or dividends to holders of Common Stock

(3)    Notwithstanding the foregoing, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, the Corporation shall distribute to each Holder on the date the Cash dividend or distribution is paid to holders of

Common Stock, but without requiring such Holder to convert its shares of Series B, the amount of Cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)    For the avoidance of doubt, for purposes of this Section 11(a)(v), in the event of any reclassification of the Common Stock, as a result of which the Series B becomes convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 11(a)(v), references in this Section to one share of Common Stock or Closing Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Series B is then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(vi)    If the Corporation or any of its Subsidiaries makes a payment of Cash or other consideration in respect of a tender offer or exchange offer for all or any portion of the Common Stock, where such Cash and the value of any such other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0	X	AC + (SP’ X OS’)
OS0 X SP’

Where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the expiration date;

CR’	=	the new Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC	=	the aggregate value of all Cash and any other consideration (as determined in good faith by the Corporation’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average Closing Price of Common Stock over the ten consecutive Trading Days ending on the Trading Day next succeeding the expiration date.

If the Corporation or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all or any portion of such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected. Except as set forth in the preceding sentence, if an adjustment to the Conversion Rate pursuant to this Section 11(a)(vi) with respect to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 11(a)(vi).

(vii)    For purposes of this Section 11(a) the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of shareholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(viii)    If application of the formulas provided in Sections 11(a)(i), 11(a)(ii), 11(a)(iii), 11(a)(iv), 11(a)(v) or 11(a)(vi) above would result in a decrease in the Conversion Rate, no adjustment (other than a readjustment as described in such sections) to the Conversion Rate shall be made except in the case of a share split or combination of the Common Stock.

(ix)    If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Corporation’s Board of Directors to reflect the combined impact of such Conversion Rate adjustments, as set out in this Section 11(a), during such period.

(x)    Notwithstanding any of the foregoing clauses in this Section 11, no adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1.00%; provided, however, that any adjustment which by reason of this Section 11(a)(x) is not required to be made shall be carried forward and the Corporation shall make such adjustment, regardless of whether the aggregate adjustment is less than 1.00%, within one year of the first such adjustment carried forward or in connection with any conversion of Series B. All calculations under this Section 11 shall be made to the nearest one-ten thousandth (1/10,000) of a cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

No adjustment in the Conversion Rate need be made (i) for issuances of Common Stock pursuant to any present or future plan for reinvestment of dividends or interest payable on the Corporation’s securities or the investment of additional optional amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Corporation or any of its Subsidiaries, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series B was first issued, (iv) for a change in the par value of the Common Stock, (v) for repurchases of shares of Common Stock in open market transactions or privately negotiated transactions, or (vi) for accumulated and unpaid dividends, other than as expressly contemplated by Section 11(a)(i).

No adjustment to the Conversion Rate need be made pursuant to Section 11(a)(i) through (ix) above for a transaction if Holders are permitted to participate in the transaction without conversion, concurrently with the holders of Common Stock, on a basis and with notice that the Board of Directors of the Corporation determines in good faith to be fair and appropriate in light of the basis and notice to holders of Common Stock participating in the transaction.

Whenever a provision of this Certificate of Designations requires the calculation of an average of the Closing Price over a span of multiple days, the Corporation will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

(xi)    Upon conversion of the Series B, the Holders shall receive, in addition to any shares of Common Stock issuable upon such conversion, any associated rights issued under any shareholder rights agreement of the Corporation that provides that each share of Common Stock issued upon conversion of the Series B at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights unless, prior to conversion, the rights have separated from the Common Stock, expired, terminated or been redeemed or exchanged in accordance with such rights plan, and no adjustment shall be made to the Conversion Rate pursuant to Section 11(a)(iv) hereof. If, prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as if the Corporation distributed to all holders of Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property or rights or warrants as described in Section 11(a)(iv) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(xii)    Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests in the Corporation; provided the Corporation has given to the Conversion Agent and DTC at least 15 days’ prior notice of any such increase in the Conversion Rate and the period during which it will be in effect. Subject to applicable stock exchange rules and listing standards, the Corporation shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 11 hereof, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to shareholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders or other events.

(xiii)    Whenever the Conversion Rate is adjusted as herein provided, the Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the Corporation shall provide upon the request of a Holder of Series B, to the extent not posted on the Corporation website, a brief statement setting forth in reasonable detail how the adjustment to the Conversion Rate was determined and setting forth the adjusted Conversion Rate.

(xiv)    For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(xv)    If the record date for a dividend or distribution on Common Stock occurs prior to a Mandatory Conversion Date and the payment date for a dividend or distribution on Common Stock occurs after a Mandatory Conversion Date, and such dividend or distribution would have resulted in an adjustment to the Conversion Rate if such dividend or distribution does not result in an adjustment to the Conversion Rate but were paid prior to such Mandatory Conversion Date, then without duplication the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In that case, the Holders will receive the number of shares of Common Stock issuable upon the applicable Mandatory Conversion Date together with the dividend or distribution on such shares of Common Stock so converted.

12.    Reorganization Events.

(a)    In the event of:

(i)    any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation;

(ii)    any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(iii)    any statutory share exchange of the Corporation with another Person (other than in connection with a merger or acquisition); or

(iv)    any liquidation, dissolution or termination of the Corporation;

in each case in which holders of Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series B outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind of cash, securities and other property receivable in such Reorganization Event by a holder of one share of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such cash, securities and other property, the “Exchange Property”).

(b)    In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the “Exchange Property” that Holders of the Series B will be entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). The number of units of Exchange Property for each share of Series B converted following the effective date of such Reorganization Event shall be determined based on the Conversion Rate then in effect on the applicable Conversion Date, determined as if the references to a “share of Common Stock” in this Certificate of Designations were to “unit of Exchange Property.”

(c)    After a Reorganization Event, for purposes of determining whether a Mandatory Conversion Date has occurred, the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 12, references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

(d)    The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(e)    The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12 or the validity of any Reorganization Event.

13.    Fractional Shares.

(a)    No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Series B.

(b)    In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 10(a) or a conversion at the option of the Holder pursuant to Section 9(a), Section 10(c) or Section 10(g), the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

(i)    in the case of a mandatory conversion pursuant to Section 10(a), a Make Whole Acquisition conversion pursuant to Section 10(c) or a Conversion Upon Fundamental Change pursuant to Section 10(g), the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the applicable Conversion Date; or

(ii)    in the case of an Early Conversion pursuant to Section 9(a), the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

(c)    If more than one share of the Series B is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B so surrendered.

14.    Reservation of Common Stock.

(a)    The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury by the Corporation, solely for issuance upon the conversion of shares of Series B as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)    Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)    All shares of Common Stock delivered upon conversion of the Series B shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)    Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)    The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series B into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B in accordance with the requirements of such exchange or automated quotation system at such time.

15.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

16.    Notices. All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

17.    Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

18.    Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series B from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

19.    Other Rights. The shares of Series B shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law.

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IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 13th day of October, 2008.

MORGAN STANLEY

By:	/s/ Walid A. Chammah
Name: Walid A. Chammah
Title: Co-President

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS

OF THE

10% SERIES C NON-CUMULATIVE NON-VOTING PERPETUAL

PREFERRED STOCK

($1,000 LIQUIDATION PREFERENCE PER SHARE)

OF

MORGAN STANLEY

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MORGAN STANLEY, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY that, pursuant to resolutions of the Preferred Stock Financing Committee of the Board of Directors of the Corporation adopted on October 12, 2008, the creation of 10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $1,000 per share (“Series C”), of the Corporation was authorized and the designation, preferences, privileges, voting rights, and other special rights and qualifications, limitations and restrictions of the Series C, in addition to those set forth in the Certificate of Incorporation and Bylaws of the Corporation, are fixed as follows:

1.    Designation. The distinctive serial designation of such series of preferred stock is “10% Series C Non-Cumulative Non-Voting Perpetual Preferred Stock.” Each share of Series C shall be identical in all respects to every other share of Series C, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 3 below.

2.    Number of Shares. The authorized number of shares of Series C shall be 1,160,791. Shares of Series C that are purchased, redeemed or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock provided that this Section 2 shall not apply to any purchase or other acquisition of shares of Series C by any Subsidiary of the Corporation.

3.    Dividends.

(a)    Rate. Holders of shares of Series C shall be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends on the liquidation preference of $1,000 per share at a rate per annum equal to 10%. Declared dividends on the Series C shall be payable from and including the date of initial issuance (in the case of the initial Dividend Period) or the immediately preceding Dividend Payment Date (in the case of Dividend Periods other than the initial Dividend Period), and shall be payable quarterly, in arrears, on each January 15, April 15, July 15 and October 15, commencing on January 15, 2009 (each such date a “Dividend Payment Date”). If any date on which dividends would otherwise be payable shall not be a Business Day (as defined below), then the date of payment of dividends need not be made on such date, but such payment of dividends may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the Dividend Payment Date, and no additional dividends shall be payable nor shall interest accrue on the amount payable from and after such Dividend Payment Date to the next succeeding Business Day. “Business Day” means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

Dividends on the Series C shall not be cumulative; Holders of Series C shall not be entitled to receive any dividends not declared by the Board of Directors or a duly authorized committee thereof and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. Accordingly, if the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series C payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the

Corporation will have no obligation to pay a dividend for that Dividend Period on that Dividend Payment Date or at any future time, whether or not dividends on the Series C are declared for any future Dividend Period. Declared and unpaid dividends shall not bear interest.

Dividends that are payable on the Series C on any Dividend Payment Date will be payable to holders of record of Series C as they appear on the stock register of the Corporation on the applicable Dividend Record Date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

The term “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date or any earlier redemption date (other than the initial Dividend Period, which shall commence on and include the date of initial issuance of the Series C and shall end on but exclude the next Dividend Payment Date). Dividends payable on the Series C shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)    Priority of Dividends. The Series C will rank (i) senior to the Common Stock (as defined below) and any class or series of the Corporation’s capital stock expressly stated to be junior to the Series C, (ii) junior to any class or series of the Corporation’s capital stock expressly stated to be senior to the Series C (issued with the requisite consent of the Holders of the Series C, if required) and (iii) at least equally with each other class or series of Preferred Stock (as defined below) that the Corporation may issue with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. So long as any share of Series C remains outstanding, no dividend or distribution shall be paid or declared on Junior Stock, and no Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period, unless the full dividend for the latest completed Dividend Period on all outstanding shares of Series C has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing limitation shall not apply to (i) repurchases, redemptions or other acquisitions of shares of Junior Stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment or stockholder stock purchase plan; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock, or any junior stock of a Subsidiary of the Corporation, for any class or series of Junior Stock; (iii) the purchase of fractional interests in shares of Junior Stock under the conversion or exchange provisions of Junior Stock or the security being converted or exchanged; (iv) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan; or (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock. In addition, the foregoing limitation shall not restrict the ability of Morgan Stanley & Co. Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a related Dividend Period) in full upon the Series C and any shares of Parity Stock, all dividends declared on the Series C and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) bear to each other.

Subject to the foregoing, dividends (payable in cash, securities or other property) may be determined by the Board of Directors or a duly authorized committee of the Board of Directors and may be declared and paid on the Common Stock and any other stock ranking, as to dividends, equally with or junior to the Series C, from time to time out of any funds legally available for such payment, and the Series C shall not be entitled to participate in any such dividends.

4.    Liquidation Rights.

(a)    Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, Holders of Series C shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or pari passu with the Series C in respect of distributions upon liquidation, dissolution or winding up of the Corporation, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other classes or series of capital stock of the Corporation ranking junior to the Series C as to such distribution, a liquidating distribution in an amount equal to $1,000 per share, together with an amount equal to all dividends, if any, that have been declared but not paid prior to the date of payment of such distribution (but without any accumulation in respect of dividends that have not been declared prior to such payment date). Holders of the Series C will not be entitled to any other amounts from the Corporation after they have received their full liquidation preference.

(b)    Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preference (as defined below) in full to all Holders of Series C and all holders of any stock of the Corporation ranking equally with the Series C as to such distribution, the amounts paid to the Holders of Series C and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preference of the Holders of Series C and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series C and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). Holders of the Series C will not be entitled to any other amounts from the Corporation after they have received the full amounts provided for in this Section 4 and will have no right or claim to any of the Corporation’s remaining assets.

(c)    Residual Distributions. If the Liquidation Preference on the Series C and any other shares of the Corporation’s stock ranking equally as to such liquidation distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with or into any other corporation or other entity, including a merger or consolidation in which the Holders of Series C receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5.    Voting Rights.

(a)    General. The Holders of Series C shall not have any voting rights except as set forth below and as determined by the Board of Directors or an authorized committee thereof or as otherwise from time to time required by law.

(b)    Right to Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of the Series C, or any other Voting Preferred Stock, shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of Voting Preferred Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors; and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Series C or other Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law. The voting rights will continue until dividends on the shares of the Series C and any such series of Voting Preferred Stock shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for such payment) for at least four regular dividend periods following the Nonpayment.

If and when dividends for at least four regular dividend periods following a Nonpayment have been fully paid (or declared and a sum sufficient for such payment shall have been set aside) on the Series C and any other class or series of Voting Preferred Stock, the holders of the Series C and all other holders of Voting Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least four regular dividend periods following a Nonpayment, the Corporation may take account of any dividend it elects to pay for any dividend period after the regular dividend date for that period has passed.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C together with all series of Voting Preferred Stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C and all Voting Preferred Stock when they have the voting rights described above (voting together as a single class); provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

The term “Voting Preferred Stock” means any other class or series of Preferred Stock of the Corporation ranking equally with the Series C as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable. Voting Preferred Stock includes the Corporation’s Floating Rate Non-Cumulative Preferred Stock,

Series A (the “Series A”) and the Series B Non-Cumulative Non-Voting Perpetual Convertible Preferred Stock (the “Series B”), in each case, if outstanding, and any class or series of Preferred Stock, whether or not cumulative, that the Corporation may issue in the future, to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of Series C and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the relative liquidation preferences of the shares voted.

(c)    Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of Series C and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)    Authorization of Senior Stock. Any amendment or alteration of the provisions of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of stock of the Corporation ranking senior to the Series C with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

(ii)    Amendment of Series C. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C, taken as a whole; or

(iii)    Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C, or of a merger or consolidation of the Corporation with another entity, unless in each case (x) the shares of Series C remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding as securities of the Corporation or such other entity as permitted by clause (x) or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C, taken as a whole;

provided, however, that for all purposes of this Section 5(c), the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of Preferred Stock ranking equally with the Series C with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and shall not require the affirmative vote or consent of, the holders of outstanding shares of Series C. For purposes of clarification, no Holder of Series C shall have any voting rights with respect to any binding share exchange, reclassification, merger or consolidation which complies with the provisions of clause (iii)(x) and (y) hereof.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 5(c) for which a vote is otherwise required would adversely affect one or more but not all other series of Voting Preferred Stock (including the Series C for this purpose), then only such series of Preferred Stock as are adversely affected by and otherwise entitled to vote on the matter shall vote on the matter together as a class in lieu of all other series of Preferred Stock. If all series of a class of Preferred Stock that are otherwise entitled to vote on the matter are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and a two-thirds approval of each series that will have a diminished status and that is otherwise entitled to vote thereon.

(d)    Changes for Clarification. Without the consent of the holders of the Series C, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C, the Corporation may amend, alter, supplement or repeal any terms of the Series C:

(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)    to make any provision with respect to matters or questions arising with respect to the Series C that is not inconsistent with the provisions of this Certificate of Designations.

(e)    Changes after Provision for Redemption. No vote or consent of the holders of Series C shall be required pursuant to this Section 5 or otherwise if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series C shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6.

(f)    Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series C is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series C and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series C are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

6.    Redemption.

(a)    Optional Redemption. The Series C may not be redeemed by the Corporation prior to October 15, 2011. On or after October 15, 2011, subject to obtaining any then required regulatory approval, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series C at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $1,100 per share, together (except as otherwise provided herein below), for the purposes of the redemption price only, with an amount equal to dividends accumulated but unpaid for the then current Dividend Period at the rate set forth in Section 3 to, but excluding, the date fixed for redemption (regardless of whether any dividends are actually declared for that Dividend Period). The redemption price for any shares of Series C shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any accrued and unpaid dividend for the then current Dividend Period payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the Holder of record of the redeemed shares of Series C on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)    No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require the redemption or repurchase of any shares of Series C.

(c)    Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the Holders of record of the shares of Series C to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if depositary shares representing interests in the Series C are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)    Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series C shall be redeemed from time to time. If fewer than all the shares of Series C represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of any shares of Series C so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares of Series C so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares of Series C so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)    Regulatory. Redemption of the Series C by the Corporation is subject to its receipt of any required prior approvals from the Federal Reserve. The Corporation hereby confirms that it is the Corporation’s intention that, at the time of any redemption of the Series C, the Corporation will repay the liquidation preference of any shares of Series C redeemed in accordance with this Section 6 only out of the net proceeds received by the Corporation or its Subsidiaries from the issuance or sale of securities which will qualify as non-restricted core capital (as such term is defined in 12 C.F.R. 225 (Appendix A)) at the time of such issuance or sale.

7.    Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

(a)    prior to shares of the Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of shares of the Series C;

(b)    on a parity with shares of the Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series C, if the holders of stock of such class or classes or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the Holders of shares of Series C (the term “Parity Preferred Stock” being used to refer to any stock on a parity with the shares of Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, as the content may require); and

(c)    junior to shares of the Series C, either as to dividends or upon liquidation, dissolution or winding up, or both, if such class or classes or series shall be common stock or if the Holders of the Series C shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

The Series C shall rank, as to dividends and upon liquidation, dissolution or winding up, on a parity with the Series A, the Series B and any Parity Preferred Stock issued hereafter.

8.    Additional Definitions. As used herein with respect to Series C: “Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Holder” means the Person in whose name the shares of Series C are registered, which may be treated by the Corporation, Transfer Agent, Registrar and dividend disbursing agent as the absolute owner of the shares of Series C for the purpose of disbursing dividends and for all other purposes.

“Junior Stock” means any class or series of capital stock of the Corporation that ranks junior to Series C as to the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation. Junior Stock includes the Common Stock.

“Parity Stock” means any other class or series of stock of the Corporation that ranks equally with the Series C in the payment of dividends and rights in dissolution, liquidation and winding up of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series C.

“Registrar” shall mean BNY Mellon Shareowner Services, acting in its capacity as registrar for the Series C, and its successors and assigns or any other registrar appointed by the Corporation.

“Subsidiary” means with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Transfer Agent” shall mean BNY Mellon Shareowner Services, acting in its capacity as transfer agent for the Series C, and its respective successors and assigns or any other transfer agent appointed by the Corporation.

9.    Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

10.    Notices. All notices or communications in respect of Series C shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

11.    Preemptive or Subscription Rights. Except as expressly provided in any agreement between a Holder and the Corporation, no share of Series C shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

12.    Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series C from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

13.    Other Rights. The shares of Series C shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation of the Corporation or as provided by applicable law. Holders of Series C shall have no right to exchange or convert such shares into any other security.

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IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 13th day of October, 2008.

MORGAN STANLEY

By:	/s/ Walid A. Chammah
Name: Walid A. Chammah
Title: Co-President